UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

OXFORD LANE CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

Maryland	001-35041	27-2859071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 983-5275

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OXLC	The Nasdaq Global Select Market
6.25% Series 2027 Term Preferred Shares	OXLCP	The Nasdaq Global Select Market
6.00% Series 2029 Term Preferred Shares	OXLCO	The Nasdaq Global Select Market
7.125% Series 2029 Term Preferred Shares	OXLCN	The Nasdaq Global Select Market
5.00% Notes due 2027	OXLCZ	The Nasdaq Global Select Market
6.75% Notes due 2031	OXLCL	The Nasdaq Global Select Market
8.75% Notes due 2030	OXLCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 29, 2024, Royce Family Investments, LLC purchased 250,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). Charles M. Royce, managing member of Royce Family Investments, LLC, is a non-managing member of Oxford Lane Capital Corp.’s (the “Company”) investment adviser, Oxford Lane Management, LLC. As of the date hereof, Mr. Royce may be deemed to beneficially own 1,139,785 Shares, which includes 490,735 shares held by Royce Family Investments, LLC and 641,252 Shares held by Royce Family Fund, Inc. Mr. Royce disclaims beneficial ownership of any Shares held directly by Royce Family Fund, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Oxford Lane Capital Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Lane Capital Corp.

Date: July 31, 2024	By:	/s/ Bruce L. Rubin
Bruce L. Rubin
Chief Financial Officer, Corporate Secretary and Treasurer

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